Chequemate International
June 18, 1997
Page 2

                                                                    EXHIBIT 23.1

March 17, 1999


               Consent of Jones, Jensen & Co. Independent Auditor
               --------------------------------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 McNutt/Samuelson Compensation Plan of our report dated June 23, 1998, with respect to the consolidated financial statements and schedules of Chequemate International, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 1998, filed with the Securities and Exchange Commission.

         /s/ Jones, Jensen & Company

Jones, Jensen & Company


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